EXHIBIT 99.13

Teragenix Corporation

Balance Sheet

As of June 30, 2006

Unaudited
Assets
Current assets:

Cash and cash equivalents	$300,000
Accounts receivable, less allowance for doubtful accounts of $95,000 (Note 7)	480,000
Inventories and supplies, less obsolescence reserve of $52,000 (Note 1)	766,000
Prepaid expenses and other current assets	24,000

Total current assets	1,570,000

Property and equipment, net (Notes 2)	161,000

Other assets	16,000

Total assets	$1,747,000

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$369,000
Other accrued expenses	31,000
Deferred revenue	8,000
Current obligations under notes payable (Notes 4 and 5)	182,000

Total current liabilities	590,000

Obligations under notes payable, net of current portion	991,000

Total liabilities	1,581,000

Commitments and contingencies	—

Shareholders’ equity:
Common Stock	—

Accumulated Earnings	166,000

Total shareholders’ equity	166,000

Total liabilities and shareholders’ equity	$1,747,000

See Notes to Financial Statements

Teragenix Corporation

Statement of Operations (Income)

(Unaudited)

	For the six month period ended June 30,
	2006	2005

Revenue	$2,037,000	$2,646,000
Cost of goods sold	653,000	685,000

Gross profit	1,384,000	1,961,000

Operating expense	1,231,000	1,073,000

Operating income	153,000	888,000

Interest expense	12,000	2,000

Income before income taxes	141,000	886,000
Provision for income taxes	—	—

Net income	$141,000	$886,000

See Notes to Financial Statements

Notes to Financial Statements

Note 1 — Nature of Business and Significant Accounting Policies

Nature of business:     Teregenix Corporation (the “Company”), a Florida Corporation, operates an in-vitro diagnostic development service business.  The Company transacts its business worldwide and deals primarily with U. S. blood banks, reference laboratories, major pharmaceutical companies and investigational review boards.

A summary of the Company’s significant account polies follows:

Accounting estimates:  The preparation of the financial statements in conformity with accounting policies generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition:  The Company recognizes revenue upon shipment of specimens to its customers.  The Company also collects specific specimens for certain customers under contracts.  Advance payments are generally required under the contracts.  These advance payments are considered deferred revenue until the specimens are shipped in accordance with the contract terms.

Cash and cash equivalents:  The Company considers money market accounts to be cash equivalents.  The Company maintains its cash and cash equivalents with one financial institution, which, at times, may exceed federally-insured limits.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable:  Accounts receivable are carried at original invoice amount less and estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Accounts receivable are written off when deemed uncollectible.  Recoveries of accounts receivable previously written off are recorded when received.  An account receivable is considered past due if any portion of the receivable balance is outstanding for more than 60 days.

Inventory:  The Company’s inventory, which is comprised of various components of blood and blood plasma, is valued at the lower of cost or market using the moving average cost method.

Property and equipment:  Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the following useful lives:

Computer equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lease term
Machinery and equipment	7 years

Depreciation of leasehold improvements is over the shorter of the assets’ estimated useful lives or term of the lease and is included with depreciation expense on owned assets.

Income taxes:  The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws that provide, in lieu of corporation income taxes, the stockholders account for their pro rata share of the Company’s items of income, deduction, losses and credits.  Therefore, no provision for income taxes is reflected in the Company’s financial statements.  No provision has been made for any amounts which may be advanced or paid as a distribution to the stockholders to assist them in paying their personal income taxes on the income of the Company.

Note 2 — Property and Equipment

Property and equipment as of June 30, 2006, consist of the following:

June 30, 2006
Computer equipment	$100,000
Furniture and fixtures	26,000
Leasehold improvements	109,000
Machinery and equipment	183,000
418,000
Less: Accumulated depreciation	257,000
$161,000

Note 3 — Line of Credit

During 2004, the Company entered into a line of credit agreement with a bank.  Maximum borrowings of $250,000 are available bearing interest at prime (8.25% as of June 30, 2006) plus 1%.  Borrowings are due on demand.  The line is collateralized by the assets of the Company and guaranteed by one of the stockholders.  There were no outstanding borrowings under this agreement as of and for the six month period ended June 30, 2006.

Note 4 — Long-Term Debt

Long-term debt as of June 30, 2006 consists of the following:

June 30, 2006
Note payable to a bank with interest at 6.5%, payable in monthly installments, including interest, of $3,069 maturing October 2007, collateralized by substantially all assets of the Company and guaranteed by one of the Company’s stockholders.	$42,000
Note payable to a bank with interest at 8%, payable in monthly installments, including interest, of $5,082 maturing 2010, collateralized by substantially all assets of the Company and guaranteed by one of the Company’s stockholders.	231,000
Promissory note payable to former stockholder with interest at 7%, payable in annual installments of $50,000, plus interest, maturing November 2014 collateralized by a pledge agreement of the redeemed stock (i).	450,000
Promissory note payable to former stockholder with interest at 7%, payable in annual installments of $50,000, plus interest, maturing November 2014 collateralized by a pledge agreement Of the redeemed stock (i).	450,000
1,173,000
Less current maturities	182,000
$991,000

(i)                                     If the Company has a change in ownership control, the full amount outstanding becomes immediately due.  There are also certain covenants on distributions which create mandatory prepayment of principal and interest in an amount equal to 25.2% of the amount distributed.

Remaining aggregate maturities required on long-term debt as of June 30, 2006 are summarized as follows:

Year ended December 31,
2006	$140,000
2007	176,000
2008	150,000
2009	154,000
2010	153,000
Thereafter	400,000
$1,173,000

Note 5 — Leases

The Company leases its office facilities under an agreement classified as an operating lease expiring August 2006.  The Company also leases several vehicles under operating leases expiring through July 2008.

Note 6 — Profit Sharing Plan

The Company has a defined contribution 401(k) profit-sharing plan (the “Plan”) which provides for benefits to substantially all full-time employees upon their retirement, death or disability who meet the various requirements as defined in the Plan, based on years of service and an employee’s compensation during the last two years of employment.  Contributions by the Company are limited to the maximum amount deductible for federal income tax purposes, and are expensed as incurred throughout the year, as approved by the Board of Directors.

Note 7 — Major Customers

Net sales for the six month period ended June 30, 2006 include sales to the following major customers, together with the accounts receivable from these customers as of June 30, 2006:

Customer	Net Sales	Accounts Receivable
A	$585,000	$39,000
B	357,000	151,000
Total	$942,000	$190,000

Note 8 — Subsequent Events

On August 29, 2006, all of the outstanding stock of the Company was acquired by HemaCare Corporation, and subsequently renamed HemaCare BioScience, Inc. (“HemaBio”), for $4.8 million comprised of (i) $1,372,000 in cash, (ii) up to an additional $250,000 in cash, subject to the Company’s right to set-off, (iii) 285,895 shares of the Company’s common stock, (iv) secured, subordinated promissory notes issued by the Company in the aggregate principal amount of $200,000, (v) up to 248,000 additional shares of the Company’s common stock based on the “EBIT” (as defined) of HemaBio for the twelve month period ended March 31, 2007, and (vi) up to an additional $1,300,000 in cash based on the EBIT of HemaBio for the three fiscal years ended December 31, 2008.

On September 15, 2006, the Company entered into an amendment to the office lease for its primary offices in Fort Lauderdale, Florida, to add an additional 1,193 rentable square feet, and extend the term of the lease to September 30, 2009.  Commencing January 1, 2007, after the Company takes possession of the additional space, the new monthly lease obligation will be $8,165.